UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2018

QTS Realty Trust, Inc.

QualityTech, LP

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.) Delaware (QualityTech, LP)	001-36109 333-201810	46-2809094 27-0707288
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 814-9988

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 20, 2018, QTS Realty Trust, Inc. (the “Company”) and QualityTech, LP (the “Operating Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., Jefferies LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to offer and sell 3,162,500 shares (including 412,500 shares the Underwriters have agreed to purchase pursuant to the exercise of their overallotment option in full) of its 6.50% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Series B Convertible Preferred Stock”) at a price to the public of $100.00 per share. The estimated net proceeds to the Company from this offering after deducting the underwriting discount and other estimated offering costs payable by the Company, will be approximately $305 million.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Company intends to contribute the net proceeds from this offering to the Operating Partnership.  The Operating Partnership intends to use the net proceeds from this offering to repay a portion of the amounts outstanding under its unsecured revolving credit facility and for other general corporate purposes.

A copy of the Underwriting Agreement is attached to this report as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated June 20, 2018, by and among the QTS Realty Trust, Inc., QualityTech, LP and Deutsche Bank Securities Inc., Jefferies LLC and Morgan Stanley & Co. LLC, as representatives of the several Underwriters.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the 6.50% Series B Cumulative Convertible Perpetual Preferred Stock.
12.1	Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Dividends.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

Date: June 22, 2018	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

QualityTech, LP

By: QTS Realty Trust, Inc.,
its general partner

Date: June 22, 2018	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel